EXHIBIT 16.1

January 14, 2010

Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, N.W.
Washington, DC 20549

RE: Invisa, Inc..

Ladies and Gentlemen:

We have read the statements of Invisa, Inc. pertaining to our Firm included under Item 4.01 of Form 8-K dated January 13, 2010, and agree with such statements as they pertain to our Firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Stark Winter Schenkein & Co., LLP
Stark Winter Schenkein & Co., LLP